THIRD AMENDMENT TO EMPLOYMENT AGREEMENT


         This Third Amendment to Employment Agreement (the "Third Amendment") is entered into by and between Phar-Mor, Inc., a Pennsylvania corporation (the "Company") and Sankar Krishnan (the "Employee") as of February 10, 1999 (the "Effective Date").

         WHEREAS, Employee is currently employed by the Company pursuant to a written Employment Agreement dated as of June 13, 1997 (the "Existing Agreement") as amended as of June 23, 1998 (the "First Amendment") and as further amended as of August 27, 1998 (the "Second Amendment"); and

         WHEREAS, the Company and the Employee desire to further amend the Existing Agreement, as amended.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. All terms, conditions and provisions of the Existing Agreement, as amended by the First Amendment and Second Amendment shall remain the same to the extent not modified or amended herein in which event the terms, conditions and provisions of this Third Amendment shall prevail.

2. Section I., EMPLOYMENT TERM, of the Existing Agreement, as amended, is further amended to provide that the stated term (the "Term") shall be two years and shall be automatically extended daily, it being the intent of the parties that the Existing Agreement, as amended, shall have a Term that is a "rolling term" of two years.

3. Section III., COMPENSATION, sub-paragraph A., Base Salary, shall be amended to provide that the base salary paid to the Employee for the year beginning June 1, 1999 shall be $270,000. Such minimum annual salary shall be payable weekly to the Employee and shall be subject to increase effective on each June 1 thereafter beginning with June 1, 2000. The amount of the increase, if any, shall be determined by the Company based upon the individual performance of the Employee and the Company. In no event shall such minimum annual salary be decreased.

4. Section IV., TERMINATION, sub-paragraph F.3., Other Than for Cause or by Reason of Death or Disability, shall be amended to provide that notwithstanding anything to the contrary contained in the Existing Agreement, as amended, should a Change of Control occur during the first year of the rolling two-year term of the Agreement, then, as provided in the Existing Agreement, the Employee shall be receive two times total annual compensation (in addition to any other benefits the Employee is entitled to thereunder) as described therein. This shall supersede any changes to this provision previously made in the First and Second Amendments.

5. Upon execution hereof, the Employee shall receive a signing bonus of $25,000 payable immediately.



c:\wp51\ficarro\empamnd3.sk                                              2/10/99

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

PHAR-MOR, INC.

By:
         Abbey J. Butler                                         Sankar Krishnan
         Co-Chairman and Chief
         Executive Officer

By:
         Melvyn J. Estrin
         Co-Chairman and Chief
         Executive Officer

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